Exhibit 99.1

aaiPharma Announces Dr. Ludo Reynders Returns to Service

Wilmington, N.C., November 22, 2004 — aaiPharma Inc. (NASDAQ: AAII) today announced that Dr. Ludo Reynders has returned to his duties as President and Chief Executive Officer after a temporary absence due to illness.

“The last two weeks have been challenging and I am pleased to be able to return to my duties,” said Dr. Reynders. “It was good to see the commitment of our management team as they continued the execution of our corporate recovery plan.”

About aaiPharma

aaiPharma Inc. is a science-based pharmaceutical company focused on pain management, with corporate headquarters in Wilmington, North Carolina. With more than 25 years of drug development expertise, the Company is focused on developing and marketing branded medicines in its targeted therapeutic areas. aaiPharma‘s development efforts are focused on developing improved medicines from established molecules through its research and development capabilities. For more information on the Company, including its product development organization AAI Development Services, please visit aaiPharma‘s website at www.aaipharma.com.

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